Calculation of Filing Fee Tables
N-2
BLACKROCK FLOATING RATE INCOME STRATEGIES FUND, INC.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Shares of Common Stock	Other	18,000,000	$ 12.52	$ 224,360,000.00	0.0001381	$ 30,984.12
Fees to be Paid	2	Other	Rights to Purchase Shares of Common Stock	Other				0.0001381	$ 0.00
Fees Previously Paid	3	Equity	Shares of Common Stock	457(o)			$ 1,000,000.00		$ 153.10
Fees Previously Paid	4	Other	Rights to Purchase Shares of Common Stock	Other					$ 0.00
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 225,360,000.00		$ 31,137.22
			Total Fees Previously Paid:						$ 153.10
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 30,984.12
Offering Note
[1]	(1) The Registrant is relying on Rule 457(c) under the Securities Act of 1933 ("Securities Act") to calculate the registration fee. The Maximum Aggregate Offering Price is estimated solely for the purpose of determining the registration fee in accordance with Rule 457(c) under the Securities Act based on the average of the high and low sales prices of the shares of common stock ("Common Shares") on October 24, 2025, as reported on the New York Stock Exchange. The proposed maximum offering price per security will be determined, from time to time, by the Registrant in connection with the sale by the Registrant of the securities registered under this Registration Statement. (2) Maximum Aggregate Offering Price is estimated at $225,360,000. See note (1) above. Amounts shown under "Maximum Aggregate Offering Price" and "Amount of Registration Fee" reflect $153.10 previously paid to register $1,000,000 of Common Shares, plus $30,984.12 to register the additional $224,360,000 of Common Shares registered hereby.

[2]	(3) No separate consideration will be received by the Registrant. Any shares issued pursuant to an offering of rights to purchase shares of common stock, including any shares issued pursuant to an over-subscription privilege or a secondary over-subscription privilege, will be shares registered under this Registration Statement.

[3]	(4) The Registrant previously paid $153.10 in connection with the filing of the Registrant's Registration Statement on Form N-2 (File No. 333-289104) with the Securities and Exchange Commission on July 30, 2025.

[4]	(3) No separate consideration will be received by the Registrant. Any shares issued pursuant to an offering of rights to purchase shares of common stock, including any shares issued pursuant to an over-subscription privilege or a secondary over-subscription privilege, will be shares registered under this Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A